Exhibit 16.1


February 3, 2005
Chief Accountant
SECPS Letter File, Mail Stop 11-3
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Microwave Filter Company, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4.01 of Form 8-K, as part of Microwave's Form 8-K report dated January 31, 2005. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,

/s/  PricewaterhouseCoopers LLP
     --------------------------
     PricewaterhouseCoopers LLP